[letterhead]

To the Shareholders of JED Oil Inc.:

We are pleased to advise you that JMG Exploration, Inc., an affiliate of JED Oil Inc., recently filed a registration statement with the Securities and Exchange Commission to register for public offering and sale 1,900,000 units of JMG's securities for $5.10 per unit.  We expect that the offering will be cleared for sale later this summer.

As a part of the offering, JED shareholders who owned their shares as of February 1, 2005 have been granted the right to purchase one JMG unit for each five shares of JED owned by the holder as of February 1, 2005. Each JMG unit consists of one share of its common stock and one common stock purchase warrant to purchase an additional share of its common stock for $5.00 per share at any time during the 12 month period following clearance of the registration statement.   A copy of the preliminary prospectus which forms a part of the registration statement and which describes the business and operations of JMG is included with this mailing.

If you were a shareholder of JMG on February 1, 2005 and you reside in a state in which we have cleared the offering for sale, you will be entitled to purchase one JMG unit for each five shares of JED that you owned on that date.  Since the Registration Statement has not been cleared by the SEC, we are prohibited from selling you the units at this time, but we are able to obtain an indication as to whether you have any interest in purchasing the units when the registration statement is cleared by the SEC and by the state securities division in the state in which you reside.

Accordingly, based upon the above, if you have an interest in purchasing the units in the future, we request that you:

•

Carefully read the preliminary prospectus included herewith, which describes in detail the business, operations and management of JMG, together with the significant risks associated with an investment in the JMG units.

•

Fill in and mail the self addressed postage paid Indication of Interest card which has been included herewith.  Be sure to fill in all the blanks on the card, including the number of  JED shares you owned as of February 1, 2005 and the number of JMG units that you would like to purchase.

PLEASE NOTE THAT YOU CANNOT OFFER TO PURCHASE MORE THAN ONE JMG UNIT FOR EACH FIVE SHARES OF JED STOCK THAT YOU OWNED ON FEBRUARY 1, 2005 AND THAT YOU WILL NOT BE ELIGIBLE TO PURCHASE JMG UNITS IF YOU RESIDE IN A STATE WHOSE SECURITIES DIVISION HAS NOT APPROVED THE SALE TO YOU.

Sending the Indication of Interest card to us does not obligate you to purchase any JMG units.  Once the offering is cleared by the SEC, we will contact you by telephone and arrange to forward to you the final prospectus that was included in the registration statement cleared by the SEC.  At that time you will have one more day to decide whether or not you would like to purchase any of the JMG units.  Units not sold to the JED shareholders will immediately be offered to the general public.

IF YOU ARE INTERESTED IN PURCHASING JMG  UNITS, THE ENCLOSED INDICATION OF INTEREST CARD MUST BE COMPLETED BY YOU AND RECEIVED BY OUR UNDERWRITER, GILFORD SECURITIES INCORPORATED, BY JULY 15, 2005.

If you have any questions concerning this letter or the JMG offering, please call ___________________________at Gilford Securities, (212)______________.

Thank you.

JMG Exploration, Inc.

_________________________

H.S. Hartley, Chief Executive Officer

Indication of Interest Card

Name:__________________________________________________

Address:________________________________________________

Telephone number with area code:____________________________

Number of JED shares owned as of February 1, 2005:____________

I am interested in purchasing ______JMG units, when such units may be lawfully sold to me by JMG under federal and state securities laws. I understand that I am only providing an indication of my interest in purchasing JMG units and that I am not obligated to purchase any such units.  My decision as to whether I am interested in purchasing JMG units may not be made until I have received a final prospectus, as cleared by the SEC and the division of securities in the state in which I reside.  If the offering is not cleared in my state, for whatever reason, I understand that I will be unable to purchase JMG units. I also understand that this offer is being made solely at the discretion of JMG and that JMG may withdraw or modify this offer at any time.

                                                            _____________________

                                                                        Signature

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